Exhibit 11.1

FORM OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of Masterworks Vault 10, LLC of our reports dated April 30, 2025, relating to the financial statements on Form 1-K of each Target Issuer.

/s/ AGD Legal, S. C.

Cancun, Quintana Roo
December 4, 2025